Exhibit 10
LanVision Systems, Inc.

     Term Note, and associated documents, dated
     July 30, 2004, between the LanVision, Inc. (a wholly owned subsidiary of the Registrant) and the Fifth Third Bank

001 - FTCI

                           [LOGO OF FIFTH THIRD BANK]
                                   TERM NOTE

OFFICER No. 04013                                       NOTE No. _______-_______
$3,500,000.00                                                      July 30, 2004
                                                                (Effective Date)

      1. PROMISE TO PAY. On or before July 30, 2007 (the "Maturity Date"), the undersigned, Lanvision, Inc., an Ohio corporation located at 5481 Creek Road, Cincinnati, Hamilton County, Ohio 45242 ("Borrower") for value received, hereby promises to pay to the order of Fifth Third Bank, an Ohio banking corporation located at 38 Fountain Square Plaza, Cincinnati, Hamilton County, Ohio 45263 for itself and as agent for any affiliate of Fifth Third Bancorp (together with its successors and assigns, the "Lender") the sum of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) (the "Borrowing"), plus interest as provided herein, less such amounts as shall have been repaid in accordance with this Note. The outstanding balance of this Note shall appear on a supplemental bank record and is not necessarily the face amount of this Note, which record shall evidence the balance due pursuant to this Note at any time. As used herein, "Local Time" means the time at the office of Lender specified in this Note.

Principal and interest payments shall be initiated by Lender in accordance with the terms of this Note from Borrower's account through BillPayer 2000(R). Borrower hereby authorizes Lender to initiate such payments from Borrower's account located at FIFTH THIRD BANK, routing number 042000314 account number ________. Borrower acknowledges and agrees that use of BillPayer 2000(R) shall be governed by the BillPayer 2000(R) Terms and Conditions, a copy of which Borrower acknowledges receipt. Borrower further acknowledges and agrees to maintain payments hereunder through BillPayer 2000(R) throughout the term of this Note. Each payment hereunder shall be applied first to advanced costs, charges and fees, then to accrued interest, and then to principal.

Principal shall be due and payable in 2 installments, each in the amount of $1,166,666.67 on the earlier of the 30th or last day of each calendar year beginning on July 30, 2005; provided that the entire principal balance, together with all accrued and unpaid interest and any other charges, advances and fees, if any, outstanding hereunder shall be due and payable in full on the earlier of the Maturity Date or upon acceleration of the Note.

The principal sum outstanding shall bear interest at a floating rate per annum equal to 2% in excess of the rate of interest per annum established from time to time by Fifth Third Bank at its principal office as its "Prime Rate", whether or not Fifth Third Bank shall at times lend to borrowers at lower rates of interest or, if there is no such prime rate, then such other rate as may be substituted by Fifth Third Bank for the prime rate (the "Interest Rate"). In the event of a change in said Prime Rate, the Interest Rate shall be changed immediately to the percentage stated above in excess of such new Prime Rate. Interest shall be calculated based on a 360-day year and charged for the actual number of days elapsed, and shall be payable on the earlier of the 30th or last day of each quarter beginning on October 30, 2004.

Notwithstanding any provision to the contrary in this Note, in no event shall the interest rate charged on the Borrowing exceed the maximum rate of interest permitted under applicable state and/or federal usury law. Any payment of interest that would be deemed unlawful under applicable law for any reason shall be deemed received on account of, and will automatically be applied to reduce, the principal sum outstanding and any other sums (other than interest) due and payable to Lender under this Note, and the provisions hereof shall be deemed amended to provide for the highest rate of interest permitted under applicable law.

      2. SECURITY AGREEMENT. To secure repayment of this Note and all other Obligations (as defined below) together with all modifications, extensions and renewals thereof, Borrower hereby grants Lender a continuing security interest in all right, title and interest of Borrower in and to the following property, whether now owned or hereafter acquired (collectively, the "Collateral"): (i) any and all property in which Lender and/or any affiliate of Fifth Third Bancorp (including without limitation Fifth Third Securities, Inc.) is at any time granted a lien for any Obligation including, without limitation, all collateral specified in any of the documents executed in connection with this Note, (ii) all property in possession of Lender and/or any affiliate of Fifth Third Bancorp (including without limitation Fifth Third Securities, Inc.) including, without limitation, money, securities, instruments, documents, letters of credit, chattel paper, or other property

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delivered to Lender in transit, for safekeeping, or for collection or exchange for other property, (iii) all rights to payment from, and claims against, Lender and/or any affiliate of Fifth Third Bancorp (including without limitation Fifth Third Securities, Inc.), and (iv) any and all additions, substitutions, dividends, distributions (in the form of cash, property, stock or other securities) and other rights related or in addition to the foregoing, and any and all proceeds therefrom (the "Distributions"). Borrower agrees to immediately deliver to Lender all documents, certificates and instruments evidencing the Distributions and any additional documentation requested by Lender to perfect and protect Lender's security interest therein, and until such delivery Borrower shall hold the same in trust for Lender.

Borrower also grants Lender a security interest in all of the Collateral as agent for all affiliates of Fifth Third Bancorp for all Obligations of Borrower to such affiliates. Said security interest shall not be enforced to the extent prohibited by the Truth in Lending Act as implemented by Federal Reserve Regulation Z.

      3. USE OF PROCEEDS. Borrower certifies that the proceeds of this loan are to be used for business purposes.

      4. NOTE PROCESSING FEE. Lender may charge, and Borrower agrees to pay on the above Effective Date, a note processing fee in the amount of $500.00.

      5. REPRESENTATIONS AND WARRANTIES. Borrower hereby warrants and represents to Lender the following:

            (a) Organization and Qualification. Borrower is duly organized, validly existing and in good standing under the laws of the State of its incorporation, has the power and authority to carry on its business and to enter into and perform all documents relating to this loan transaction, and is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required. All information provided to Lender with respect to Borrower and its operations is true and correct.

            (b) Due Authorization. The execution, delivery and performance by Borrower of the Loan Documents have been duly authorized by all necessary corporate action, and shall not contravene any law or any governmental rule or order binding on Borrower, or the articles of incorporation and code of regulations or by-laws of Borrower, nor violate any agreement or instrument by which Borrower is bound nor result in the creation of a Lien on any assets of Borrower except the Lien granted to Lender herein. Borrower has duly executed and delivered to Lender the Loan Documents and they are valid and binding obligations of Borrower enforceable according to their respective terms, except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to, or consent by, any governmental body is needed in connection with this transaction.

            (c) Litigation. There are no material suits or proceedings pending or threatened against or affecting Borrower, and no proceedings before any governmental body are pending or threatened against Borrower.

            (d) Business. Borrower is not a party to or subject to any agreement or restriction that may have a material adverse effect on Borrower's business, properties or prospects. Borrower has all franchises, authorizations, patents, trademarks, copyrights and other rights necessary to advantageously conduct its business. They are all in full force and effect and are not in known conflict with the rights of others.

            (e) Licenses, etc. Borrower has obtained any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business. Borrower possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as heretofore conducted by it, without any conflict with the rights of any other person or entity. All of the foregoing are in full force and effect and none of the foregoing are in known conflict with the rights of others.

            (f) Laws and Taxes. Borrower is in material compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Borrower by any law or by

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                                      -2-

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      any governmental authority, court or agency. Borrower has filed all required tax returns and reports that are now required to be filed by it in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon Borrower or its assets, including unemployment, social security, and real estate taxes. Borrower has paid all taxes which are now due and payable. No taxing authority has asserted or assessed any additional tax liabilities against Borrower which are outstanding on this date, and Borrower has not filed for any extension of time for the payment of any tax or the filing of any tax return or report.

            (g) Title. Borrower has good and marketable title to the assets reflected on the most recent balance sheet submitted to Lender, free and clear from all liens and encumbrances of any kind, except for (collectively, the "Permitted Liens") (a) current taxes and assessments not yet due and payable, (b) liens and encumbrances, if any, reflected or noted on such balance sheet or notes thereto, (c) assets disposed of in the ordinary course of business, and (d) any security interests, pledges, assignments or mortgages granted to Lender to secure the repayment or performance of the Obligations.

            (h) Subsidiaries and Partnerships. Borrower has no subsidiaries and is not a party to any partnership agreement or joint venture agreement.

      6. AFFIRMATIVE COVENANTS. Borrower covenants with, and represents and warrants to, Lender that, from and after the execution date of the Loan Documents until the Obligations are paid and satisfied in full:

            (a) Financial Statements. Borrower shall maintain a standard and modern system for accounting and shall furnish to Lender:

                  (i) Within 90 days after the end of each quarter, a copy of
            Borrower's internally prepared consolidated financial statements for that quarter and for the year to date in a form reasonably acceptable to Lender, prepared and certified as complete and correct, subject to changes resulting from year-end adjustments, by the principal financial officer of Borrower;

                  (ii) Within 120 days after the end of each fiscal year, a copy of Borrower's internally prepared consolidated financial statements for that year in a form reasonably acceptable to Lender, prepared and certified as complete and correct by the principal financial officer of Borrower;

                  (iii) With the statements submitted above, a certificate
            signed by the principal financial officer of Borrower, (i) stating he is familiar with all documents relating to Lender and that no Event of Default specified herein, nor any event which upon notice or lapse of time, or both would constitute such an Event of Default, has occurred, or if any such condition or event existed or exists, specifying it and describing what action Borrower has taken or proposes to take with respect thereto, and (ii) setting forth, in summary form, figures showing the financial status of Borrower in respect of the financial restrictions contained herein;

                  (iv) Immediately upon any officer of Borrower obtaining
            knowledge of any condition or event which constitutes or, after notice or lapse of time or both, would constitute an Event of Default, a certificate of such person specifying the nature and period of the existence thereof, and what action Borrower has taken or is taking or proposes to take in respect thereof;

All of the statements referred to in (i) and (ii) above shall be in conformance with generally accepted accounting principles and give representatives of Lender access thereto at all reasonable times, including permission to examine, copy and make abstracts from any such books and records and such other information which might be helpful to Lender in evaluating the status of the loans as it may reasonably request from time to time.

With all financial statements delivered to Lender as provided in (i) and (ii) above, Borrower shall deliver to Lender a Financial Statement Compliance Certificate in addition to the other information set forth therein, which certifies the Borrower's compliance with the financial covenants set forth herein and that no Event of Default has occurred.

PROMISSORY-NOTE (C) Fifth Third Bancorp 2001M(7/04)            33118-10-2-J.PYLE

If at any time Borrower has any additional subsidiaries which have financial statements that could be consolidated with those of Borrower under generally accepted accounting principles, the financial statements required by subsections
(i) and (ii) above shall be the financial statements of Borrower and all such subsidiaries prepared on a consolidated and consolidating basis.

      (b) Insurance. At its own cost, Borrower shall obtain and maintain insurance against (a) loss, destruction or damage to its properties and business of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower and, in any event, sufficient to fully protect Lender's interest in the Collateral, and (b) insurance against public liability and third party property damage of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower. All such policies shall (i) be issued by financially sound and reputable insurers,
(ii) name Lender as an additional insured and, where applicable, as loss payee under a Lender loss payable endorsement satisfactory to Lender, and (iii) shall provide for thirty (30) days written notice to Lender before such policy is altered or canceled. All of the insurance policies required hereby shall be evidenced by one or more Certificates of Insurance delivered to Lender by Borrower on the Closing Date and at such other times as Lender may request from time to time.

      (c) Taxes. Borrower shall pay when due all taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which by law might be a lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if it is being diligently contested in good faith, if Lender is notified in advance of such contest and if Borrower establishes an adequate reserve or other appropriate provision required by generally accepted accounting principles and deposits with Lender cash or bond in an amount acceptable to Lender.

      (d) Compliance with Laws. Borrower shall comply with all federal, state and local laws, regulations and orders applicable to Borrower or its assets including but not limited to all Environmental Laws, in all respects material to Borrower's business, assets or prospects and shall immediately notify Lender of any violation of any rule, regulation, statute, ordinance, order or law relating to the public health or the environment and of any complaint or notifications received by Borrower regarding to any environmental or safety and health rule, regulation, statute, ordinance or law. Borrower shall obtain and maintain any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business and as may be required from time to time by applicable law.

      (e) Depository/Banking Services. Lender shall be the principal depository in which substantially all of Borrower's funds are deposited, and the principal bank of account of Borrower, as long as any Obligations are outstanding, and Borrower shall grant Lender the first and last opportunity to provide any corporate banking services required by Borrower and its Affiliates.

      (f) Other Amounts Deemed Loans. If Borrower fails to pay any tax, assessment, governmental charge or levy or to maintain insurance within the time permitted or required by this Note, or to discharge any Lien prohibited hereby, or to comply with any other Obligation, Lender may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of Borrower. To the extent permitted by law and at the option of Lender, all monies so paid by Lender on behalf of Borrower shall be deemed Obligations and Borrower's payments under this Note may be increased to provide for payment of such Obligations plus interest thereon.

      (g) Further Assurances. Borrower shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably necessary from time to time to give full effect to the Loan Documents and the transactions contemplated thereby.

7. FINANCIAL COVENANTS. Borrower and Lender hereby agrees as follows:

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            (a) Capital Expenditures. Borrower shall not make or incur, in any fiscal year, any expenditure for real estate, plant, machinery, equipment, or other similar expenditure (including all renewals, improvements and replacements thereto, and all obligations under any lease of any of the foregoing) that would be capitalized on the balance sheet of Borrower in accordance with generally acceptable accounting principles in excess of $500,000.00, in the aggregate for such in fiscal year.

            (b) Minimum Tangible Net Worth. Borrower shall not permit its Tangible Net Worth, on a consolidated basis, to be less than the following at the end of any quarter during any of the periods set forth below:

         PERIOD                     MIN. AMOUNT
         ------                     -----------
01/31/2004 and thereafter          $2,000,000.00

            (c) Fixed Charge Coverage Ratio. Borrower shall not permit its Fixed Charge Coverage Ratio, on a consolidated basis, to be less than the following at the end of any quarter during any of the following periods as measured on a rolling four quarter basis.

         PERIOD                     MIN. RATIO
         ------                     ----------
10/31/2004 and thereafter           1.25 to 1.0

            (d) Funded Indebtedness to EBITDA. Borrower shall not permit its Funded Indebtedness to EBITDA, on a consolidated basis, to be greater than the following at the end of any quarter during any of the following periods as measured on a rolling four quarter basis.

         PERIOD                     MIN. RATIO
         ------                     ----------
10/31/2004 and thereafter           1.5 to 1.0

      8. DEFINITIONS. Certain capitalized terms have the meanings set forth on any exhibit hereto, in the Security Agreement, if applicable, or any other Loan Document. All financial terms used herein but not defined on the exhibits, in the Security Agreement, if applicable, or any other Loan Document have the meanings given to them by generally accepted accounting principles. All other undefined terms have the meanings given to them in the Uniform Commercial Code as adopted in the state whose law governs this instrument. The following definitions are used herein:

            (a) "Affiliate" means, as to Borrower, (a) any person or entity which, directly or indirectly, is in control of, is controlled by or is under common control with, Borrower, or (b) any person who is a director, officer or employee (i) of Borrower or (ii) of any person described in the preceding clause (a).

            (b) "EBITDA" means on a consolidated basis, the amount of Borrower's earnings before interest, taxes, depreciation and amortization expense for the measurement period.

            (c) "Fixed Charge Coverage Ratio" means the ratio of (a) Borrower's EBITDA to (b) the sum of Borrower's interest expense, required principal payments made during the measurement period, taxes, dividends and unfunded capital expenditures for such measurement period.

            (d) "Funded Indebtedness" means all Indebtedness (i) in respect of money borrowed or (ii) evidenced by a note, debenture (senior or subordinated) or other like written obligation to pay money, or (iii) in respect of rent or hire of property under leases or lease arrangements which under generally accepted accounting principles are required to be capitalized, or (iv) in respect of obligations under conditional sales or other title retention agreements; and shall also include all guaranties of any of the foregoing.

            (e) "Indebtedness" means (i) all items (except items of capital stock, of capital surplus, of general contingency reserves or of retained earnings, deferred income taxes, and amount attributable to minority interest if any) which in accordance with generally accepted accounting principles would be included in determining total liabilities on a consolidated basis (if Borrower should have a subsidiary) as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, (ii) all indebtedness secured by any mortgage,

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

      pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held is subject, whether or not the indebtedness secured thereby shall have been assumed (excluding non-capitalized leases which may amount to title retention agreements but including capitalized leases), and (iii) all indebtedness of others which Borrower or any subsidiary has directly or indirectly guaranteed, endorse (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which Borrower or any subsidiary has agreed to apply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

            (f) "Lien" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.

            (g) "Loan Documents" means any and all Rate Management Agreements and each and every document or agreement executed by any party evidencing, guarantying or securing any of the Obligations; and "Loan Document" means any one of the Loan Documents.

            (h) "Obligation(s)" means all loans, advances, indebtedness and each and every other obligation or liability of Borrower owed to each of Lender and/or any affiliate of Fifth Third Bancorp, however created, of every kind and description whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease overdraft, agreement or otherwise, whether or not secured by additional collateral, whether originated with Lender or owed to others and acquired by Lender by purchase, assignment or otherwise, and including, without limitation, all loans, advances, indebtedness and each and every obligation or liability arising under the loan document, any and all Rate Management Obligations (as defined in the Loan Documents), letters of credit now or hereafter issued by Lender or any affiliate of Fifth Third Bancorp for the benefit of or at the request of Borrower, all obligations to perform or forbear from performing acts, and agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications and restatements thereof, and all expenses and attorneys' fees incurred by Lender hereunder or any other document, instrument or agreement related to any of the foregoing.

            (i) "Subsidiary" means any corporation of which Borrower directly or indirectly owns or controls at the time outstanding stock having ordinary circumstances (not depending on the happening of a contingency) voting power to elect a majority of the board of directors of said corporation.

            (j) "Tangible Net Worth" shall mean the total of the capital stock (less treasury stock), paid-in surplus, general contingency reserves and retained earnings (deficit) of Borrower and any Subsidiary as determined on a consolidated basis in accordance with generally accepted accounting principles after eliminating all inter-company items and all amounts properly attributable to minority interests, if any, in the stock and surplus of any Subsidiary, minus the following items (without duplication of deductions), if any, appearing on the consolidated balance sheet of
      Borrower:

                  (i) all deferred charges (less amortization, unamortized debt discount and expense and corporate organization expenses);

                  (ii) the book amount of all assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, such items as goodwill, trademark applications, trade names, service marks, brand names, copyrights, patents, patent applications and licenses, and rights with respect to the foregoing;

                  (iii) the amount by which aggregate inventories or aggregate securities appearing on the asset side of such consolidated balance sheet exceed the lower of cost or market value (at the date of such balance sheet) thereof; and

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

                  (iv) any write-up in the book amount of any asset resulting from a revaluation thereof from the book amount entered upon acquisition of such asset.

            (k) "Rate Management Agreement" means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross- currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any ISDA Master Agreement between Borrower and Lender or any affiliate of Fifth Third Bancorp, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

            (l) "Rate Management Obligations" means any and all obligations of Borrower to Lender or any affiliate of Fifth Third Bancorp, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Agreement.

      9. EVENTS OF DEFAULT. Upon the occurrence of any of the following events (each, an "Event of Default"), Lender may, at its option, without any demand or notice whatsoever, declare this Note and all Obligations to be fully due and payable in their aggregate amount, together with accrued interest and all prepayment premiums, fees, and charges applicable thereto:

            (a) Any failure to make any payment when due of principal or accrued interest on this Note or any other Obligation and such nonpayment remains uncured for a period of 10 days thereafter.

            (b) Any representation or warranty of Borrower set forth in this Note or in any agreement, instrument, document, certificate or financial statement evidencing, guarantying, securing or otherwise related to, this Note or any other Obligation shall be materially inaccurate or misleading.

            (c) Borrower shall fail to observe or perform any other term or condition of this Note or any other term or condition set forth in any agreement, instrument, document, certificate or financial statement evidencing, guarantying or otherwise related to this Note or any other Obligation, or Borrower shall otherwise default in the observance or performance of any covenant or agreement set forth in any of the foregoing for a period of 30 days.

            (d) Any failure to submit to Lender current financial information upon request.

            (e) The creation of any Lien (except a lien to Lender) on, the institution of any garnishment proceedings by attachment, levy or otherwise against, the entry of a judgment against, or the seizure of, any of the property of Borrower or any endorser or guarantor hereof including, without limitation, any property deposited with Lender.

            (f) In the judgment of Lender, any material adverse change occurs in the existing or prospective financial condition of Borrower that may affect the ability of Borrower to repay the Obligations, or the Lender deems itself insecure.

            (g) A commencement by the Borrower or any endorser or guarantor of the Obligations of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the entry of a decree or order for relief in respect of the Borrower or any endorser or guarantor of the Obligations in a case under any such law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or any endorser or guarantor of the Obligations, or for any substantial part of the property of Borrower or any endorser or guarantor of the Obligations, or ordering the wind-up or liquidation of the affairs of

PROMISSORY-NOTE (C) Fifth Third Bancorp 2001M(7/04)            33118-10-2-J.PYLE

      Borrower or any endorser or guarantor of the Obligations; or the filing and pendency for 30 days without dismissal of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law; or the making by Borrower or any endorser or guarantor of the Obligations of any general assignment for the benefit of creditors; or the failure of the Borrower or any endorser or guarantor of the Obligations generally to pay its debts as such debts become due; or the taking of action by the Borrower or any endorser or guarantor of the Obligations in furtherance of any of the foregoing.

            (h) Nonpayment by the Borrower of any Rate Management Obligation when due or the breach by the Borrower of any term, provision or condition contained in any Rate Management Agreement.

            (j) Any sale, conveyance or transfer of any rights in the Collateral securing the Obligations, or any destruction, loss or damage of or to the Collateral in any material respect.

      10. REMEDIES. In addition to any other remedy permitted by law, Lender may at any time, without notice, apply the Collateral to this Note or such other Obligations, whether due or not, and Lender may, at its option, proceed to enforce and protect its rights by an action at law or in equity or by any other appropriate proceedings; provided that this Note and the Obligations shall be accelerated automatically and immediately if the Event of Default is a filing under the Bankruptcy Code. Notwithstanding any other legal or equitable rights of Lender, Lender, in the Event of Default, is (a) hereby irrevocably appointed and constituted attorney-in-fact, with full power of substitution, to exercise all rights of ownership with respect to the Collateral including, but not limited to, the right to collect all income or other distributions arising therefrom and to exercise all voting rights connected with the Collateral; and
(b) is hereby given full power to collect, sell, assign, transfer and deliver all of said Collateral or any part thereof, or any substitutes therefore, or any additions thereto, through any private or public sale without either demand or notice to Borrower, or any advertisement, the same being hereby expressly waived, at which sale Lender is authorized to purchase said property or any part thereof, free from any right of redemption on the part of Borrower, which is hereby expressly waived and released. In case of sale for any cause, after deducting all costs and expenses of every kind, Lender may apply, as it shall deem proper, the residue of the proceeds of such sale toward the payment of any one or more or all of the Obligations of Borrower, whether due or not due, to Lender; after such application and the return of any surplus, Borrower agrees to be and remains liable to Lender for any and every deficiency after application as aforesaid upon this and any other Obligation. Borrower shall pay all costs of collection incurred by Lender, including its attorney's fees, if this Note is referred to an attorney for collection, whether or not payment is obtained before entry of judgment, which costs and fees are Obligations secured by the Collateral.

Lender's rights and remedies hereunder are cumulative, and may be exercised together, separately, and in any order. No delay on the part of Lender in the exercise of any such right or remedy shall operate as a waiver. No single or partial exercise by Lender of any right or remedy shall preclude any other further exercise of it or the exercise of any other right or remedy. No waiver or indulgence by Lender of any Event of Default shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be construed as a waiver of any other occurrence in the future.

      11. LATE PAYMENTS; DEFAULT RATE; FEES. If any payment is not paid when due (whether by acceleration or otherwise) or within 10 days thereafter, undersigned agrees to pay to Lender a late payment fee as provided for in any loan agreement or 5% of the payment amount, whichever is greater with a minimum fee of $20.00. After an Event of Default, Borrower agrees to pay to Lender a fixed charge of $25.00, or Borrower agrees that Lender may, without notice, increase the Interest Rate by 6% (the "Default Rate"), whichever is greater. Lender may impose a non-sufficient funds fee for any check that is presented for payment that is returned for any reason. In addition, Lender may charge loan documentation fees as may be reasonably determined by the Lender.

      12. PREPAYMENT. Borrower may prepay all or part of this Note, which prepaid amounts shall be applied to the amounts due in reverse order of their due dates. Partial prepayments shall not excuse any subsequent payment due. Notwithstanding the foregoing, in the event Borrower repays all of the outstanding principal of this Note prior to the maturity dates thereof with the proceeds of a loan from another financial institution, Borrower agrees to pay to Lender a prepayment penalty equal to two percent (2%) of the original principal amount of this Note.

      13. ENTIRE AGREEMENT. Borrower agrees that there are no conditions or understandings which are not expressed in this Note and the documents referred to herein.

PROMISSORY-NOTE (C) Fifth Third Bancorp 2001M(7/04)            33118-10-2-J.PYLE

      14. SEVERABILITY. The declaration of invalidity of any provision of this Note shall not affect any part of the remainder of the provisions.

      15. ASSIGNMENT. Borrower agrees not to assign any of Borrower's rights, remedies or obligations described in this Note without the prior written consent of Lender, which consent may be withheld in Lender's sole discretion. Borrower agrees that Lender may assign some or all of its rights and remedies described in this Note without notice to, or prior consent from, the Borrower.

      16. MODIFICATION; WAIVER OF LENDER. The modification or waiver of any of Borrower's obligations or Lender's rights under this Note must be contained in a writing signed by Lender. Lender may perform Borrower's obligations, or delay or fail to exercise any of its rights or remedies, without causing a waiver of those obligations or rights. A waiver on one occasion shall not constitute a waiver on another occasion. Borrower's obligations under this Note shall not be affected if Lender amends, compromises, exchanges, fails to exercise, impairs or releases (i) any of the obligations belonging to any co-borrower, endorser or guarantor, (ii) any of its rights against any co-borrower, guarantor or endorser, or (iii) the Collateral or any other property securing the Obligations.

      17. WAIVER OF BORROWER. Demand, presentment, protest and notice of dishonor, notice of protest and notice of default are hereby waived by Borrower, and any endorser or guarantor hereof. Each of Borrower, including but not limited to all co-makers and accommodation makers of this Note, hereby waives all suretyship defenses including but not limited to all defenses based upon impairment of Collateral and all suretyship defenses described in Section 3-605 of the Uniform Commercial Code (the "UCC"). Such waiver is entered to the full extent permitted by Section 3- 605 (i) of the UCC.

      18. GOVERNING LAW; CONSENT TO JURISDICTION. This Note is delivered in, is intended to be performed in, will be construed and enforceable in accordance with and governed by the internal laws of, the State of Ohio, without regard to principles of conflicts of law. Borrower agrees that the state and federal courts in the County where the Lender is located shall have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to Borrower at the address set forth herein.

      19. JURY WAIVER. BORROWER, AND ANY ENDORSER OR GUARANTOR HEREOF, WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      20. WARRANT OF ATTORNEY. Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after maturity of this Note, whether by its terms or upon default, acceleration or otherwise, to waive the issuance and service of process, and release all errors, and to confess judgment against it in favor of Lender for the principal sum due herein together with interest, charges, court costs and attorneys' fees. Stay of execution and all exemptions are hereby waived. If this Note or any Obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors shall pay to the holder of such obligations its attorneys' fees. EACH OF BORROWER AND ANY ENDORSER OR ANY GUARANTOR AGREES THAT AN ATTORNEY WHO IS COUNSEL TO LENDER OR ANY OTHER HOLDER OF SUCH OBLIGATION MAY ALSO ACT AS ATTORNEY OF RECORD FOR BORROWER WHEN TAKING THE ACTIONS DESCRIBED ABOVE IN THIS PARAGRAPH. BORROWER AGREES THAT ANY ATTORNEY TAKING SUCH ACTIONS MAY BE PAID FOR THOSE SERVICES BY LENDER OR HOLDER OF SUCH OBLIGATION. BORROWER WAIVES ANY CONFLICT OF INTEREST THAT MAY BE CREATED BECAUSE THE ATTORNEY REPRESENTING THE BORROWER IS BEING PAID BY LENDER OR THE HOLDER OF SUCH OBLIGATION.

PROMISSORY-NOTE (C) Fifth Third Bancorp 2001M(7/04)            33118-10-2-J.PYLE

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                    BORROWER:

                                    Lanvision, Inc., an Ohio corporation

                                    By:_________________________________________
                                    (Authorized Signer)

                                    J. Brian Patsy, President & CEO
                                    --------------------------------------------
                                    (Print Name and Title)

                                    By:_________________________________________
                                    (Authorized Signer)

                                    Paul W. Bridge Jr., CFO
                                    --------------------------------------------
                                    (Print Name and Title)

PROMISSORY-NOTE (C) Fifth Third Bancorp 2001M(7/04)            33118-10-2-J.PYLE

001 - FTCI                  [FIFTH THIRD BANK LOGO]

                          CONTINUING GUARANTY AGREEMENT

      THIS CONTINUING GUARANTY AGREEMENT (the "Guaranty") made as of July 30, 2004 by and between Lanvision Systems, Inc., a Delaware corporation located at 5481 Creek Road, Cincinnati, Hamilton County, Ohio 45242 (the "Guarantor") and Fifth Third Bank, an Ohio banking corporation located at 38 Fountain Square Plaza, Cincinnati, Hamilton County, Ohio 45263 for itself and as agent for any affiliate of Fifth Third Bancorp ("Beneficiary").

                              W I T N E S S E T H:

      WHEREAS, Beneficiary has agreed to extend credit and financial accommodations to Lanvision, Inc., an Ohio corporation ("Borrower"), pursuant to the Term Note, dated July 30, 2004, executed by Borrower and made payable to the order of Beneficiary (the "Note"), and all agreements, instruments and documents executed or delivered in connection with the foregoing or otherwise related thereto (together with any amendments, modifications, or restatements thereof, the "Loan Documents"); and

      WHEREAS, Guarantor is affiliated with Borrower and, as such, shall be benefited directly by the transaction contemplated by the Loan Documents, and shall execute this Guaranty in order to induce Beneficiary to enter into such transaction.

      NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, Guarantor hereby guarantees, promises and undertakes as follows:

      1. GUARANTY.

            (a) Guarantor hereby unconditionally, absolutely and irrevocably guarantees to Beneficiary the full and prompt payment and performance when due (whether at maturity by acceleration or otherwise) of any and all loans, advances, indebtedness and each and every other obligation or liability of Borrower owed to Beneficiary and any affiliate of Fifth Third Bancorp, however created, of every kind and description, whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, due or to become due, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease, overdraft, agreement, or otherwise, whether or not secured by additional collateral, whether originated with Beneficiary or owed to others and acquired by Beneficiary by purchase, assignment or otherwise, and including, without limitation, all loans, advances, indebtedness and each and every other obligation or liability arising under the Loan Documents, letters of credit now or hereafter issued by Beneficiary or any affiliate of Fifth Third Bancorp for the benefit of or at the request of Borrower, all obligations to perform or forbear from performing acts, any and all Rate Management Obligations (as defined in the Loan Documents), and all agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications, and restatements thereof, and all expenses and attorneys' fees incurred or other sums disbursed by Beneficiary or any affiliate of Fifth Third Bancorp under this Guaranty or any other document, instrument or agreement related to any of the foregoing (collectively, the "Obligations").

            (b) This Guaranty is a continuing guaranty of payment, and not merely of collection, that shall remain in full force and effect until expressly terminated in writing by Beneficiary, notwithstanding the fact that no Obligations may be outstanding from time to time. Such termination by Beneficiary shall be applicable only to transactions having their inception after the effective date thereof, and shall not affect the enforceability of this Guaranty with regard to any Obligations arising out of transactions having their inception prior to such effective date, even if such Obligations shall have been modified, renewed, compromised, extended, otherwise amended or performed by Beneficiary subsequent to such termination. In the absence of any termination of this Guaranty as provided above, Guarantor agrees that Guarantor's obligations hereunder shall not be deemed discharged or satisfied until the Obligations are fully paid and performed, and no such payments or performance with regard to the Obligations is subject to any right on the part of any person whomsoever, including but not limited to any

CONT-GAUR (C) Fifth Third Bancorp 2001                         33118-14-1-J.PYLE
      trustee in bankruptcy, to recover any of such payments. If any such payments are so set aside or settled without litigation, all of which is within Beneficiary's discretion, Guarantor shall be liable for the full amount Beneficiary is required to repay, plus costs, interest, reasonable attorneys' fees and any and all expenses that Beneficiary paid or incurred in connection therewith. A successor of Borrower, including Borrower in its capacity as debtor in a bankruptcy reorganization case, shall not be considered to be a different person than Borrower; and this Guaranty shall apply to all Obligations incurred by such successor.

            (c) Guarantor agrees that Guarantor is directly and primarily liable to Beneficiary and that the Obligations hereunder are independent of the Obligations of Borrower, or of any other guarantor. The liability of Guarantor hereunder shall survive discharge or compromise of any Obligation of Borrower in bankruptcy or otherwise. Beneficiary shall not be required to prosecute or seek to enforce any remedies against Borrower or any other party liable to Beneficiary on account of the Obligations, or to seek to enforce or resort to any remedies with respect to any collateral granted to Beneficiary by Borrower or any other party on account of the Obligations, as a condition to payment or performance by Guarantor under this Guaranty.

            (d) Beneficiary may, without notice or demand and without affecting its rights hereunder, from time to time: (i) renew, extend, accelerate or otherwise change the amount of, the time for payment of, or other terms relating to, any or all of the Obligations, or otherwise modify, amend or change the terms of the Loan Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations,(ii) take and hold collateral for the payment of the Obligations guaranteed hereby, and exchange, enforce, waive, and release any such collateral, and apply such collateral and direct the order or manner of sale thereof as Beneficiary in its discretion may determine. Accordingly, Guarantor hereby waives notice of any and all of the foregoing.

            (e) Guarantor hereby waives all defenses, counterclaims and off-sets of any kind or nature, whether legal or equitable, that may arise: (i) directly or indirectly from the present or future lack of validity, binding effect or enforceability of the Loan Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations, (ii) from Beneficiary's impairment of any collateral, including the failure to record or perfect the Beneficiary's interest in the collateral, or (iii) by reason of any claim or defense based upon an election of remedies by Beneficiary in the event such election may, in any manner, impair, affect, reduce, release, destroy or extinguish any right of contribution or reimbursement of Guarantor, or any other rights of the Guarantor to proceed against any other guarantor, or against any other person or any collateral.

            (f) Guarantor hereby waives all presentments, demands for performance or payment, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of default or nonpayment, notice of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional Obligations, and all other notices or formalities to which Guarantor may be entitled, and Guarantor hereby waives all suretyship defenses, including but not limited to all defenses set forth in the Uniform Commercial Code, as revised from time to time (the "UCC") to the full extent such a waiver is permitted thereby.

            (g) Guarantor hereby irrevocably waives all legal and equitable rights to recover from Borrower any sums paid by the Guarantor under the terms of this Guaranty, including without limitation all rights of subrogation and all other rights that would result in Guarantor being deemed a creditor of Borrower under the federal Bankruptcy Code or any other law, and Guarantor hereby waives any right to assert in any manner against Beneficiary any claim, defense, counterclaim and offset of any kind or nature, whether legal or equitable, that Guarantor may now or at any time hereafter have against Borrower or any other party liable to Beneficiary.

      2. REPRESENTATIONS, WARRANTIES AND COVENANTS. Guarantor hereby represents, warrants and covenants as follows:

            (a) Guarantor is duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the power and authority to carry on its business and to enter into and perform this Guaranty and is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required.

CONT-GAUR (C) Fifth Third Bancorp 2001                         33118-14-1-J.PYLE

            (b) The execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary corporate action, and shall not violate any provision of law or regulation applicable to Guarantor, or the articles of incorporation, regulations or bylaws of Guarantor, or any writ or decree of any court or governmental instrumentality, or any instrument or agreement to which Guarantor is a party or by which Guarantor may be bound; this Guaranty is a legal, valid and binding obligation of said Guarantor, enforceable in accordance with its terms; and there is no action or proceeding before any court or governmental body agency now pending that may materially adversely affect the condition (financial or otherwise) of Guarantor.

      3. AFFIRMATIVE COVENANTS. Guarantor covenants with, and represents and warrants to, Beneficiary that, from and after the execution date of the Loan Documents until the Obligations are paid and satisfied in full:

            (a) Financial Statements. Guarantor shall maintain a standard and modern system for accounting and shall furnish to Beneficiary:

                  (i) Within 90 days after the end of each fiscal year, a copy of Guarantor's internally prepared consolidated financial statements for that year in a form reasonably acceptable to Beneficiary, prepared and certified as complete and correct by the principal financial officer of Guarantor;

                  (ii) With the statements submitted above, a certificate signed by the principal financial officer of Guarantor, (i) stating he is familiar with all documents relating to Beneficiary and that no Event of Default specified herein, nor any event which upon notice or lapse of time, or both would constitute such an Event of Default, has occurred, or if any such condition or event existed or exists, specifying it and describing what action Guarantor has taken or proposes to take with respect thereto, and (ii) setting forth, in summary form, figures showing the financial status of Guarantor in respect of the financial restrictions contained herein;

                  (iii) Immediately upon any officer of Guarantor obtaining
            knowledge of any condition or event which constitutes or, after notice or lapse of time or both, would constitute an Event of Default, a certificate of such person specifying the nature and period of the existence thereof, and what action Guarantor has taken or is taking or proposes to take in respect thereof;

      All of the statements referred to in (i) above shall be in conformance with generally accepted accounting principles and give representatives of Beneficiary access thereto at all reasonable times, including permission to examine, copy and make abstracts from any such books and records and such other information which might be helpful to Beneficiary in evaluating the status of the loans as it may reasonably request from time to time.

      With all financial statements delivered to Beneficiary as provided in (i) above, Guarantor shall deliver to Beneficiary a Financial Statement Compliance Certificate in addition to the other information set forth therein, which certifies the Guarantor's compliance with the financial covenants set forth herein and that no Event of Default has occurred.

      If at any time Guarantor has any additional subsidiaries which have financial statements that could be consolidated with those of Guarantor under generally accepted accounting principles, the financial statements required by subsections (i) above shall be the financial statements of Guarantor and all such subsidiaries prepared on a consolidated and consolidating basis.

            (b) Depository/Banking Services. Beneficiary shall be the principal depository in which substantially all of Guarantor's funds are deposited, and the principal bank of account of Guarantor, as long as any Obligations are outstanding, and Guarantor shall grant Beneficiary the first and last opportunity to provide any corporate banking services required by Guarantor and its Affiliates.

CONT-GAUR (C) Fifth Third Bancorp 2001                         33118-14-1-J.PYLE

      4. EVENTS OF DEFAULT. Any of the following occurrences shall constitute an "Event of Default" under this Guaranty:

            (a) An Event of Default occurs under the terms of the Loan Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations, as "Event of Default" shall be defined therein.

            (b) Guarantor shall fail to observe or perform any covenant, condition, or agreement under this Guaranty for a period of thirty (30) days from the date of such breach, or any representation or warranty of Guarantor set forth in this Guaranty shall be materially inaccurate or misleading when made or delivered.

            (c) The death, legal incompetence or dissolution of Guarantor, or of any endorser or other guarantor of the Obligations, or the merger or consolidation of any of the foregoing with a third party, or the lease, sale or other conveyance of a material part of the assets or business of any of the foregoing to a third party outside the ordinary course of its business, or the lease, purchase or other acquisition of a material part of the assets or business of a third party by any of the foregoing.

            (d) The default by Guarantor under the terms of any indebtedness of Guarantor now or hereafter existing, which default has not been cured within any time period permitted pursuant to the terms and conditions of such indebtedness or the occurrence of an event which gives any creditor the right to accelerate the maturity of any such indebtedness.

            (e) The commencement by Guarantor of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the entry of a decree or order for relief in respect of Guarantor in a case under any such law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Guarantor or for any substantial part of Guarantor's property, or ordering the wind-up or liquidation of Guarantor's affairs; or the filing and pendency for 30 days without dismissal of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law; or the making by Guarantor of any general assignment for the benefit of creditors; or the failure of Guarantor generally to pay Guarantor's debts as such debts become due; or the taking of action by Guarantor in furtherance of any of the foregoing.

            (f) The revocation or attempted revocation of this Guaranty by Guarantor before the termination of this Guaranty in accordance with its terms, or the assignment or attempted assignment of this Guaranty by Guarantor.

      5. REMEDIES.

            (a) Whenever any Event of Default as defined herein shall have happened, Beneficiary, in its sole discretion, may take any remedial action permitted by law or in equity or by the Loan Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations, including demanding payment in full of all sums guaranteed hereby, plus any accrued interest or other expenses.

            (b) If Beneficiary should employ attorneys or incur other expenses for the enforcement of this Guaranty, Guarantor, on demand therefor, shall reimburse the reasonable fees of such attorneys and such other expenses to the extent permitted by law.

            (c) No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity or by statute. No delay or omission on the part of Beneficiary to exercise any right or remedy shall be construed to be a waiver thereof, but any such right or remedy may be exercised from time to time and as often as may be deemed expedient thereby, and a waiver on any one occasion shall be limited to that particular occasion.

      6. FINANCIAL CONDITION OF BORROWER. Guarantor is presently informed of the financial condition of Borrower and of all other circumstances that a diligent inquiry would reveal and which would bear upon the risk of

CONT-GAUR (C) Fifth Third Bancorp 2001                         33118-14-1-J.PYLE
nonpayment of any of the Obligations. Guarantor hereby covenants that Guarantor shall continue to keep informed of such matters, and hereby waives Guarantor's right, if any, to require Beneficiary to disclose any present or future information concerning such matters including, but not limited to, the release of or revocation by any other guarantor.

      7. SUBORDINATION. All indebtedness and liability now or hereafter owing by Borrower to Guarantor is hereby postponed and subordinated to the Obligations owing to Beneficiary; and such indebtedness and liability to Guarantor, if Beneficiary so requests, shall be collected, enforced and received by Guarantor as trustee for Beneficiary and be paid over to Beneficiary on account of the Obligations.

      8. NOTICES. Any notices under or pursuant to this Guaranty shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, addressed as follows:

           To Guarantor:       Lanvision Systems, Inc.
                               5481 Creek Road
                               Cincinnati, Ohio 45242
                               Hamilton County, Ohio

           To Beneficiary:     Fifth Third Bank
                               38 Fountain Square Plaza
                               Cincinnati, Ohio 45263
                               Hamilton County, Ohio

      Either party may change such address by sending notice of the change to the other party.

      9. MISCELLANEOUS.

            (a) This Guaranty may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            (b) This Guaranty is the complete agreement of the parties hereto and supersedes all previous understandings and agreements relating to the subject matter hereof. Neither this Guaranty nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against whom enforcement of the termination, amendment, supplement, waiver or modification is sought.

            (c) As the context herein requires, the singular shall include the plural and one gender shall include one or both other genders.

            (d) This Guaranty shall inure to the benefit of Beneficiary's successors and assigns and shall be binding upon the heirs, executors, administrators and successors of Guarantor. This Guaranty is not assignable by Guarantor.

            (e) If any provision of this Guaranty or the application thereof to any person or circumstance is held invalid, the remainder of this Guaranty and the application thereof to other persons or circumstances shall not be affected thereby.

            (f) This Guaranty shall be governed by and construed in accordance with the law of the State of Ohio. Guarantor agrees that the state and federal courts for the County in which the Beneficiary is located or any other court in which Beneficiary initiates proceedings have exclusive jurisdiction over all matters arising out of this Guaranty.

            (g) GUARANTOR AND BENEFICIARY HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS RELATED THERETO.

CONT-GAUR (C) Fifth Third Bancorp 2001                         33118-14-1-J.PYLE

      10. CONFESSION OF JUDGMENT. Guarantor authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after an Obligation becomes due and payable whether by its terms or upon default, waive the issuance and service of process, and release all errors, and confess a judgment against it in favor of the holder of such Obligation, for the principal amount of such Obligation plus interest thereon, together with court costs and attorneys' fees. Stay of execution and all exemptions are hereby waived. If an Obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors shall pay to the holder of such obligation its attorneys' fees. GUARANTOR AGREES THAT AN ATTORNEY WHO IS COUNSEL TO BENEFICIARY OR ANY OTHER HOLDER OF SUCH OBLIGATION MAY ALSO ACT AS ATTORNEY OF RECORD FOR GUARANTOR WHEN TAKING THE ACTIONS DESCRIBED ABOVE IN THIS PARAGRAPH. GUARANTOR AGREES THAT ANY ATTORNEY TAKING SUCH ACTIONS MAY BE PAID FOR THOSE SERVICES BY BENEFICIARY OR THE HOLDER OF SUCH OBLIGATION. GUARANTOR WAIVES ANY CONFLICT OF INTEREST THAT MAY BE CREATED BECAUSE THE ATTORNEY WHO ACTS FOR GUARANTOR PURSUANT TO THIS PARAGRAPH IS ALSO REPRESENTING BENEFICIARY OR THE HOLDER OF SUCH OBLIGATION, OR BECAUSE SUCH ATTORNEY IS BEING PAID BY BENEFICIARY OR THE HOLDER OF SUCH OBLIGATION.

      IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first above written.

      WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BENEFICIARY:                    GUARANTOR:

Fifth Third Bank                Lanvision Systems, Inc., a Delaware corporation

By:___________________________  By:____________________________________________
(Signature)                     (Authorized Signer)

______________________________  _______________________________________________
(Print Name and Title)          (Print Name and Title)

CONT-GAUR (C) Fifth Third Bancorp 2001                         33118-14-1-J.PYLE

001-FTCI

                            [FIFTH THIRD BANK LOGO]
                               SECURITY AGREEMENT

This Security Agreement (the "Agreement") is made as of July 30, 2004 by Lanvision, Inc., an Ohio corporation located at 5481 Creek Road, Cincinnati, Hamilton County, Ohio 45242, (the "Debtor") in favor of Fifth Third Bank, an Ohio banking corporation located at 38 Fountain Square Plaza, Cincinnati, Hamilton County, Ohio 45263 for itself and as agent for any affiliate of Fifth Third Bancorp (the "Secured Party"). Debtor and Secured Party hereby agree as follows:

                              W I T N E S S E T H:

      WHEREAS, Debtor is indebted to Secured Party in the aggregate principal amount of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) pursuant to the Term Note, dated July 30, 2004, executed by Debtor and made payable to the order of Secured Party, in the principal amount of $3,500,000.00 (the "Note"), and all agreements, instruments and documents executed or delivered in connection with the foregoing or otherwise related thereto (collectively, together with any amendments, modifications, or restatements thereof, the "Loan Documents").

      1. OBLIGATIONS. This assignment of collateral and grant of security interest shall secure all loans, advances, indebtedness and each and every other obligation or liability of Debtor owed to Secured Party and any affiliate of Fifth Third Bancorp, however created, of every kind and description, whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, due or to become due, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease, overdraft, agreement, or otherwise, whether or not secured by additional collateral, whether originated with Secured Party or owed to others and acquired by Secured Party by purchase, assignment or otherwise, and including, without limitation, all loans, advances, indebtedness and each and every other obligation or liability arising under the Loan Documents, letters of credit now or hereafter issued by Secured Party or any affiliate of Fifth Third Bancorp for the benefit of or at the request of Debtor, all obligations to perform or forbear from performing acts, any and all Rate Management Obligations (as defined in the Loan Documents), and all agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications, and restatements thereof, and all expenses and attorneys' fees incurred or other sums disbursed by Secured Party under this Agreement or any other document, instrument or agreement related to any of the foregoing (collectively, the "Obligations").

      2. COLLATERAL. The Debtor hereby grants to Secured Party a security interest in all right, title and interest of Debtor in the collateral now existing and hereafter arising or acquired by Debtor, regardless of where it is located, and defined as follows (together with all proceeds and products thereof and all additions and accessions thereto, replacements thereof, supporting obligations therefor, software related thereto, guaranties thereof, insurance or condemnation proceeds thereof, documents related thereto, all sales of accounts constituting a right to payment therefrom, all tort or other claims against third parties arising out of damage thereto or destruction thereof, all property received wholly or partly in trade or exchange therefor, all fixtures attached or appurtenant thereto, all leases thereof, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition thereof, or any other interest therein, collectively, the "Collateral"):

            (a) All Accounts, all Inventory, all Equipment, all General Intangibles, all Investment Property.

            (b) All instruments, chattel paper, electronic chattel paper, documents, securities, moneys, cash, letters of credit, letter of credit rights, promissory notes, warrants, dividends, distributions, contracts, agreements, contract rights or other property, owned by Debtor or in which Debtor has an interest, including but not limited to, those which now or hereafter are in the possession or control of Secured Party or in transit by mail or carrier to or in the possession of any third party acting on behalf of Secured Party, without regard to whether Secured Party received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Secured Party had conditionally released the same, and the proceeds thereof, all rights to payment from, and all claims against Secured Party, and any deposit accounts of Debtor with Secured Party, including all demand, time, savings, passbook or other accounts and all deposits therein.

SEC-AGREEMENT (C) Fifth Third Bancorp 2001                     33118-1-2-J.PYLE

            (c) All assets and all personal property now owned or hereafter acquired; all now owned and hereafter acquired inventory, equipment, fixtures, goods, accounts, chattel paper, documents, instruments, farm products, general intangibles, supporting obligations, software, commercial tort claims, minerals, standing timber, growing crops and all rents, issues, profits, products and proceeds thereof, wherever any of the foregoing is located.

      3. DEFINITIONS. Capitalized terms not otherwise defined in this Agreement shall have the meanings attributed thereto in the applicable version of the Uniform Commercial Code adopted in the jurisdiction in which Debtor is organized or, where appropriate, the jurisdiction in which the Collateral is located, as such definitions may be enlarged or expanded from time to time by legislative amendment thereto or judicial decision (the "Uniform Commercial Code"). As used herein, the following capitalized terms shall have the following meanings:

            (a) "Accounts" means all accounts, accounts receivable, health-care insurance receivables, credit card receivables, contract rights, instruments, documents, chattel paper, tax refunds from federal, state or local governments and all obligations in any form including without limitation those arising out of the sale or lease of goods or the rendition of services by Debtor; all guaranties, letters of credit and other security and support obligations for any of the above; all merchandise returned to or reclaimed by Debtor; and all books and records (including computer programs, tapes and data processing software) evidencing an interest in or relating to the above; all winnings in a lottery or other game of chance operated by a governmental unit or person licensed to operate such game by a governmental unit and all rights to payment therefrom; and all "Accounts" as same is now or hereinafter defined in the Uniform Commercial Code.

            (b) "Equipment" means all goods (excluding inventory, farm products or consumer goods), all machinery, machine tools, equipment, fixtures, office equipment, furniture, furnishings, motors, motor vehicles, tools, dies, parts, jigs, goods (including, without limitation, each of the items of equipment set forth on any schedule which is either now or in the future attached to Secured Party's copy of this Agreement), and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, all supplies used or useful in connection therewith, and all "Equipment" as same is now or hereinafter defined in the Uniform Commercial Code.

            (c) "General Intangibles" means all general intangibles, choses in action, causes of action, obligations or indebtedness owed to Debtor from any source whatsoever, payment intangibles, software and all other intangible personal property of every kind and nature (other than Accounts) including without limitation patents, trademarks, trade names, service marks, copyrights and applications for any of the above, and goodwill, trade secrets, licenses, franchises, rights under agreements, tax refund claims, and all books and records including all computer programs, disks, tapes, printouts, customer lists, credit files and other business and financial records, the equipment containing any such information, and all "General Intangibles" as same is now or hereinafter defined in the Uniform Commercial Code.

            (d) "Inventory" means goods, supplies, wares, merchandises and other tangible personal property, including raw materials, work in process, supplies and components, and finished goods, whether held for sale or lease, or furnished or to be furnished under any contract for service, or used or consumed in business, and also including products of and accessions to inventory, packing and shipping materials, all documents of title, whether negotiable or non-negotiable, representing any of the foregoing, and all "Inventory" as same is now or hereinafter defined in the Uniform Commercial Code.

            (e) "Investment Property" means a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account and all "Investment Property" as same is now or hereafter defined in the Uniform Commercial Code.

      4. WARRANTIES AS TO DEBTOR. Debtor hereby represents and warrants to Secured Party as follows:

            (a) It is an Ohio corporation with a principal place of business located at the address otherwise set forth herein, and is duly organized, validly existing and in good standing under the laws of the State of Ohio.

SEC-AGREEMENT (C) Fifth Third Bancorp 2001                      33118-1-2-J.PYLE

            (b) Debtor further warrants that its exact legal name is set forth in the initial paragraph of this Agreement, and that its Taxpayer I.D. is 31-1285286, and that its Organizational No. is 758892.

            (c) Exhibit A, attached to this Agreement and incorporated herein by reference, lists the location of any and all of the Collateral of Debtor.

      5. WARRANTIES AS TO THE COLLATERAL. Debtor hereby represents and warrants to Secured Party that:

            (a) Except for the security interest hereby granted, Debtor is, and as to any property which at any time forms a part of the Collateral, shall be, the sole owner of, with good and marketable title in, each and every item of the Collateral, or otherwise shall have the full right and power to grant a security interest in the Collateral, free from any lien, security interest or encumbrance whatsoever;

            (b) Each item of Collateral is, and shall be, valid, and all information furnished to Secured Party with regard thereto is, and shall be, accurate and correct in all respects when furnished;

            (c) None of the Collateral shall be sold, assigned, transferred, discounted, hypothecated or otherwise subjected to any lien, encumbrance or security interest, and Debtor shall defend such Collateral and each and every part thereof against all claims of all persons at any time claiming such Collateral or claiming any interest therein adverse to Secured Party;

            (d) The provisions of this Agreement are sufficient to create in favor of Secured Party a valid and continuing lien on, and first security interest in, the types of Collateral in which a security interest may be perfected by the filing of UCC Financing Statements, and when such UCC Financing Statements are filed in the appropriate filing offices, and the requisite filing fees are paid, such filings shall be sufficient to perfect such security interests (other than Equipment affixed to real property so as to become fixtures);

            (e) If any of the Collateral is or will be attached to real estate in such a manner as to become a fixture under applicable state law, that said real estate is not encumbered in any way, or if said real estate is encumbered, Debtor will secure from the lien holder or the party in whose favor it is or will become so encumbered a written acknowledgment and subordination to the security interest hereby granted in such form as is acceptable to Secured Party;

            (f) The financial statements of Debtor for the most recent ended fiscal period and heretofore submitted, to the Secured Party are true and correct and there are no material adverse changes in the conditions, financial or otherwise, of Debtor since the date of said financial statements.

      6. DEBTOR'S RESPONSIBILITIES. Debtor covenants with, and warrants to, Secured Party that Debtor shall:

            (a) Furnish to Secured Party, in writing, a current list of all Collateral for the purpose of identifying the Collateral and, further, execute and deliver such supplemental instruments, documents, agreements and chattel paper, in the form of assignments or otherwise, as Secured Party shall require for the purpose of confirming and perfecting, and continuing the perfection of, Secured Party's security interest in any or all of such Collateral, or as is necessary to provide Secured Party with control over the Collateral or any portion thereof;

            (b) At its expense and upon request of Secured Party, furnish copies of invoices issued by Debtor in connection with the Collateral, furnish certificates of insurance evidencing insurance on Collateral, furnish proof of payment of taxes and assessments on Collateral, make available to Secured Party, any and all of Debtor's books, records, written memoranda, correspondence, purchase orders, invoices and other instruments or writings that in any way evidence or relate to the Collateral;

            (c) Keep the Collateral insured at all times against risks of loss or damage by fire (including so-called extended coverage), theft and such other casualties including collision in the case of any motor vehicle,

SEC-AGREEMENT (C) Fifth Third Bancorp 2001                      33118-1-2-J.PYLE
      all in such amounts, under such forms of policies, upon such terms, for such periods and written by such companies or underwriters as is satisfactory to Secured Party. In all cases losses shall be payable to Secured Party and any surplusage shall be paid to Debtor. All policies of insurance shall provide for at least thirty (30) days prior written notice of cancellation to Secured Party. Should Debtor at any time fail to purchase or maintain insurance, pay taxes, or pay for any expense, incident or such insurance, pay such taxes, order and pay for such necessary items of preservation, maintenance or protection, and Debtor agrees to reimburse Secured Party for all expenses incurred under this paragraph;

            (d) Pay all taxes or assessments imposed on or with respect to the Collateral;

            (e) Keep all of the Collateral in good condition and repair, protecting it from weather and other contingencies which might adversely affect it as secured hereunder;

            (f) Notify Secured Party immediately in writing of any information which Debtor has or may receive which might in any way adversely affect the value of the Collateral or the rights of Secured Party with respect thereto;

            (g) Notify Secured Party promptly, in writing, of any change in the location of the Collateral or of any place of business or mailing addresses or the establishment of any new place of business or mailing address;

            (h) Pay all costs of filing any financing, continuation or termination statements with respect to the security interest created hereby;

            (i) Upon the occurrence of an Event of Default or breach of any provision of this Security Agreement, pay all expenses and reasonable attorneys' fees of Secured Party; and Debtor agrees that said expenses and fees shall be secured under this Agreement;

            (j) Maintain possession of all Collateral at the location disclosed to Secured Party and not to remove the Collateral from that location;

            (k) Not sell, contract to sell, lease, encumber, or otherwise transfer the Collateral (other than inventory) until the Obligations have been paid and performed, Debtor acknowledging nonetheless that Secured Party has a security interest in the proceeds of such Collateral;

            (l) Take any other and further action necessary or desirable as requested by Secured Party to grant Secured Party control over the Collateral, as "control" is defined in the applicable version of the Uniform Commercial Code, including without limitation (i) executing and/or authenticating any assignments or third party agreements; (ii) delivering, or causing the delivery of, any of the Collateral to the possession of Secured Party; or (iii) obtaining written acknowledgements of the lien of Secured Party and agreements of subordination to such lien from third parties in possession of the Collateral in a form acceptable to Secured Party. Debtor consents to and hereby authorizes any third party in an authenticated record or agreement between Debtor, Secured Party, and the third party, including but not limited to depository institutions, securities intermediaries, and issuers of letters of credit or other support obligations, to accept direction from Secured Party regarding the maintenance and disposition of the Collateral and the products and proceeds thereof, and to enter into agreements with Secured Party regarding same, without further consent of the Debtor.

      7. ACCOUNTS RECEIVABLE. Debtor hereby agrees that, notwithstanding the fact that all or any part of the Obligations is not matured and Debtor is current in payment according to the tenor of the Obligations, Secured Party shall have the absolute right to take any one or all of the following actions:

            (a) Secured Party may serve written notice on Debtor instructing Debtor to deliver to Secured Party all subsequent payments on accounts receivable which Debtor shall do until notified otherwise;

SEC-AGREEMENT (C) Fifth Third Bancorp 2001                      33118-1-2-J.PYLE

            (b) Secured Party may notify the account debtor(s) of its security interest and instruct such account debtor(s) to make further payments on such accounts to Secured Party instead of to Debtor; and,

            (c) Secured Party may serve written notice upon Debtor that all subsequent billings or statements of account rendered to any account debtor shall bear a notation directing the account debtor(s) to make payment directly to Secured Party. Any payment received by Secured Party pursuant to this paragraph shall be retained in a separate non-interest bearing account as security for the payment and performance of all Obligations of Debtor.

      8. POWER OF ATTORNEY. Debtor hereby makes, constitutes and appoints Secured Party its true and lawful attorney in fact to act, with full power of substitution, with respect to the Collateral in any transaction, legal proceeding, or other matter in which Secured Party is acting pursuant to this Agreement, including but not limited to executing, authenticating and/or filing on its behalf: (i) UCC Financing Statements reflecting the lien of Secured Party upon the Collateral and any other documents necessary or desirable to perfect or otherwise continue the security interest granted herein; and (ii) any third party agreements or assignments to grant Secured Party control over the Collateral, including but not limited to third party agreements between Debtor, Secured Party, and depository institutions, securities intermediaries, and issuers of letters of credit or other support obligations, which third party agreements direct the third party to accept direction from Secured Party regarding the maintenance and disposition of the Collateral and the products and proceeds thereof.

      9. EVENTS OF DEFAULT. Any of the following events shall be an "Event of Default" hereunder:

            (a) An event of default occurs under any agreement, instrument or document evidencing, guarantying, securing or otherwise executed or delivered in connection with any of the Obligations, as "Event of Default" shall be defined therein.

            (b) Any representation or warranty of Debtor set forth in this Agreement or in any agreement, instrument, document, certificate or financial statement evidencing, guarantying, securing or otherwise related to, this Agreement or any other Obligation shall be materially inaccurate or misleading.

            (c) Debtor shall fail to maintain in force the insurance required in this Agreement or in any agreement, instrument, document, certificate or financial statement evidencing, guarantying, securing or otherwise related to, this Agreement or any other Obligation, or Debtor shall otherwise default in the observance or performance of any covenant or agreement set forth in any of the foregoing for a period of 30 days.

      10. REMEDIES. Upon the occurrence and until the waiver of an Event of Default, Secured Party may, without further notice to Debtor, at Secured Party's option, declare any note and all of the Obligations to become due and payable in its aggregate amount; provided that the Obligations shall be accelerated automatically and immediately if the Event of Default is a filing under the Bankruptcy Code. Secured Party may resort to the rights and remedies of a secured party under the Uniform Commercial Code, including but not limited to the right of a secured party to (a) enter any premises of Debtor, with or without legal process and take possession of the Collateral and remove it and any records pertaining thereto and/or remain on such premises and use it for the purpose of collecting, preparing and disposing of the Collateral; (b) ship, reclaim, recover, store, finish, maintain and repair the Collateral; and (c) sell the Collateral at public or private sale. Debtor will be credited with the net proceeds of any such sale only when they are actually received by Secured Party, and any requirement of reasonable notice of any disposition of the Collateral will be satisfied without notice to Debtor if the Collateral is of a type customarily sold on a recognized market or otherwise if such notice is sent to Debtor 10 days prior to such disposition. Debtor will, upon request, assemble the Collateral and any records pertaining thereto and make them available at a place designated by Secured Party. Secured Party may use, in connection with any assembly or disposition of the Collateral, any trademark, tradename, tradestyle, copyright, patent right, trade secret or technical process used or utilized by Debtor. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Agreement, any of the Obligations, or now or hereafter existing at law or in equity or by statute. Secured Party may proceed to protect and enforce its rights by an action at law, in equity or by any other appropriate proceedings. No failure on the part of Secured Party to enforce any of the rights hereunder shall be deemed a waiver of such rights or of any Event of Default and no waiver of any Event of Default shall be deemed to be a waiver of any subsequent Event of Default.

SEC-AGREEMENT (C) Fifth Third Bancorp 2001                      33118-1-2-J.PYLE

      11. MISCELLANEOUS PROVISIONS.

            (a) All rights of Secured Party shall inure to the benefit of its successors and assigns and all obligations of Debtor shall bind the heirs, executors, administrators, successors and assigns of Debtor.

            (b) Debtor acknowledges and agrees that, in addition to the security interests granted herein, Secured Party has a banker's lien and common law right of set-off in and to Debtor's deposits, accounts and credits held by Secured Party and Secured Party may apply or set-off such deposits or other sums against the Obligations upon the occurrence of an Event of Default as set forth in this Agreement.

            (c) This Agreement contains the entire Agreement of the parties and no oral Agreement whatsoever, whether made contemporaneously herewith or hereafter shall amend, modify or otherwise affect the terms of this Agreement.

            (d) All rights and liabilities hereunder shall be governed and limited by, and construed in accordance with, the laws of the State in which Debtor is organized.

            (e) Any provision herein which may prove limited or unenforceable under any law or judicial ruling shall not affect the validity or enforceability of the remainder of this Agreement.

            (f) Debtor hereby authorizes Secured Party to file a copy of this Agreement as a Financing Statement with appropriate county and state government authorities necessary to perfect Secured Party's security interest in the Collateral as set forth herein. Debtor hereby further authorizes Secured Party to file UCC Financing Statements on behalf of Debtor and Secured Party with respect to the Collateral.

SECURED PARTY:                   DEBTOR:

Fifth Third Bank                 Lanvision, Inc., an Ohio corporation

By:___________________________   By:___________________________________________
(Signature)                      (Authorized Signer)

                                 J. Brian Patsy, President & CEO
______________________________   ______________________________________________
(Print Name and Title)           (Print Name and Title)

                                 By: __________________________________________
                                 (Authorized Signer)

                                 Paul W. Bridge Jr., CFO
                                 ______________________________________________
                                 (Print Name and Title)

SEC-AGREEMENT (C) Fifth Third Bancorp 2001                      33118-1-2-J.PYLE

                                    EXHIBIT A

                              Collateral Locations

5481 Creek Road, Cincinnati, Hamilton County, Ohio 45242
312 Plum Street, Cincinnati, Hamilton County, Ohio 45202
9490 Meridian Way, West Chester, Butler County, Ohio 45069

SEC-AGREEMENT (C) Fifth Third Bancorp 2001                      33118-1-2-J.PYLE

0010-FTCI

                            [FIFTH THIRD BANK LOGO]
             SAVINGS ACCOUNT AND CERTIFICATE OF DEPOSIT ASSIGNMENT

      This Bank Savings - Fifth Third Assignment (this "Assignment") is made as of July 30, 2004 by Lanvision, Inc., an Ohio corporation located at 5481 Creek Road, Cincinnati, Ohio 45242 (the "Pledgor") and Fifth Third Bank, an Ohio banking corporation, located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 for itself and as agent for any affiliate of Fifth Third Bancorp (hereinafter the "Secured Party").

                              W I T N E S S E T H:

      WHEREAS, Pledgor is indebted to Secured Party in the aggregate principal amount of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) pursuant to the Term Note, dated July 30, 2004, executed by Pledgor and made payable to the order of Secured Party, in the principal amount of $3,500,000.00 (the "Note"), and all agreements, instruments and documents executed or delivered in connection with the foregoing or otherwise related thereto (collectively, together with any amendments, modifications, or restatements thereof, the "Loan Documents").

      NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, Pledgor and Secured Party hereby agree as follows:

      1. Collateral. Pledgor hereby assigns, transfers and grants to Secured Party, a security interest in and to all of the following items of property (collectively, the "Collateral"):

Bank Savings - Fifth Third Number ________ issued by Fifth Third Bank and limited to $2,000,000.00.

      2. Obligations Secured Hereby. The Collateral shall be security for the payment and performance of the following (collectively, the "Obligations"): all loans, advances, indebtedness and each and every other obligation or liability of Pledgor owed to Secured Party and any affiliate of Fifth Third Bancorp, however created, of every kind and description, whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, due or to become due, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease, overdraft, agreement, or otherwise, whether or not secured by additional collateral, whether originated with Secured Party or owed to others and acquired by Secured Party by purchase, assignment or otherwise, and including, without limitation, all loans, advances, indebtedness and each and every other obligation or liability arising under the Loan Documents, letters of credit now or hereafter issued by Secured Party or any affiliate of Fifth Third Bancorp for the benefit of or at the request of Pledgor, all obligations to perform or forbear from performing acts, any and all Rate Management Obligations (as defined in the Loan Documents), and all agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications, and restatements thereof, and all expenses and attorneys' fees incurred or other sums disbursed by Secured Party under this Assignment or any other document, instrument or agreement related to any of the foregoing (collectively, the "Obligations").

      3. Representations and Warranties. Pledgor hereby represents and warrants to Secured Party as follows:

            (a) It is an Ohio corporation with a principal place of business located at the address otherwise set forth herein, and is duly organized, validly existing and in good standing under the laws of the State of Ohio.

            (b) Pledgor further warrants that its exact legal name is set forth in the initial paragraph of this Agreement, and that its Taxpayer I.D. is 31-1285286, and that its Organizational No. is is 758892.

            (c) Except for the security interest hereby granted, Pledgor is, and as to any property which at any time forms a part of the Collateral, shall be, the sole owner of, with good and marketable title in, each and every item of the Collateral, or otherwise shall have the full right and power to grant a security interest in the Collateral, free from any lien, security interest or encumbrance whatsoever;

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            (d) Each item of Collateral is, and shall be, valid, and all information furnished to Secured Party with regard thereto is, and shall be, accurate and correct in all respects when furnished;

            (e) None of the Collateral shall be sold, assigned, transferred, discounted, hypothecated or otherwise subjected to any lien, encumbrance or security interest, and Pledgor shall defend such Collateral and each and every part thereof against all claims of all persons at any time claiming such Collateral or claiming any interest therein adverse to Secured Party; and

            (f) The provisions of this Assignment are sufficient to create in favor of Secured Party a valid and continuing lien on, and first security interest in, the types of Collateral in which a security interest may be perfected by the filing of UCC Financing Statements, and when such UCC Financing Statements are filed in the appropriate filing offices, and the requisite filing fees are paid, such filings shall be sufficient to perfect such security interests.

      4. Events of Default. Any of the following events shall be an "Event of Default" hereunder:

            (a) An event of default occurs under any agreement, instrument or document evidencing, guarantying, securing or otherwise executed or delivered in connection with any of the Obligations, as "Event of Default" shall be defined therein.

            (b) Any representation or warranty of Pledgor set forth in this Agreement or in any agreement, instrument, document, certificate or financial statement evidencing, guarantying, securing or otherwise related to, this Agreement or any other Obligation shall be materially inaccurate or misleading.

            (c) Pledgor shall fail to observe or perform any covenant or condition required in this Agreement or in any agreement, instrument, document, certificate or financial statement evidencing, guarantying, securing or otherwise related to, this Agreement or any other Obligation, or Pledgor shall otherwise default in the observance or performance of any covenant or agreement set forth in any of the foregoing for a period of 30 days.

      5. Remedies. Upon the occurrence and until the waiver of an Event of Default, Secured Party may, without further notice to Pledgor, at Secured Party's option, declare any or all of the Obligations to become due and payable in its aggregate amount; provided that the Obligations shall be accelerated automatically and immediately if the Event of Default is a filing under the Bankruptcy Code. Secured Party may resort to the rights and remedies of a secured party under the Uniform Commercial Code, including the right to take possession of the Collateral in its own name and apply the Collateral to pay the Obligations. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Assignment, any of the Obligations, or now or hereafter existing at law or in equity or by statute. Secured Party may proceed to protect and enforce its rights by an action at law, in equity or by any other appropriate proceedings. No failure on the part of Secured Party to enforce any of the rights hereunder shall be deemed a waiver of such rights or of any Event of Default and no waiver of any Event of Default shall be deemed to be a waiver of any subsequent Event of Default.

      6. Power of Attorney. Pledgor hereby makes, constitutes and appoints Secured Party its true and lawful attorney in fact to act, with full power of substitution, with respect to the Collateral in any transaction, legal proceeding, or other matter in which Secured Party is acting pursuant to this Assignment, including but not limited to executing, authenticating or filing on its behalf: (i) UCC Financing Statements reflecting the lien of Secured Party upon the Collateral and any other documents necessary or desirable to perfect or otherwise continue the security interest granted herein; and (ii) any third party agreements or assignments to grant Secured Party control over the Collateral, including but not limited to third party agreements between Pledgor, Secured Party, and depository institutions, securities intermediaries, and issuers of letters of credit or other support obligations, which third party agreements direct the third party to accept direction from Secured Party regarding the maintenance and disposition of the Collateral and the products and proceeds thereof.

      7. Miscellaneous Provisions. (a) All rights of Secured Party shall inure to the benefit of its successors and assigns, and all obligations of Pledgor shall bind the heirs, executors, administrators, successors and assigns of Pledgor. (b) Pledgor acknowledges and agrees that, in addition to the security interests granted herein, Secured Party has a banker's lien and common law right of set-off in and to Pledgor's deposits, accounts and credits held by Secured Party and Secured Party may apply or set- off such deposits or other sums against the Obligations upon the occurrence of an Event

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Default as defined in this Assignment. (c) This Assignment contains the entire agreement of the parties and no oral agreement whatsoever, whether made contemporaneously herewith or hereafter shall amend, modify or otherwise affect the terms of this Assignment. (d) All rights and liabilities hereunder shall be governed and limited by and construed in accordance with the laws of the state in which Secured Party's principal place of business is located; unless otherwise defined, words used herein have the meanings given them in Article Nine of the Uniform Commercial Code as adopted in the state where Secured Party's principal place of business is located. (e) Any provision herein which may prove limited or unenforceable under any law or judicial ruling shall not affect the validity or enforceability of the remainder of this Assignment. (f) Pledgor hereby authorizes Secured Party to file a copy of this Assignment as a Financing Statement with appropriate county and state government authorities and to take any other action necessary to perfect Secured Party's security interest in the Collateral as set forth herein. Pledgor hereby further authorizes Secured Party to file UCC Financing Statements on behalf of Pledgor and Secured Party with respect to the Collateral.

SECURED PARTY:                  PLEDGOR:

Fifth Third Bank                Lanvision, Inc., an Ohio corporation

By:___________________________  By:____________________________________________
(Signature)                     (Authorized Signer)

                                J. Brian Patsy, President & CEO
______________________________  _______________________________________________
(Print Name and Title)          (Print Name and Title)

                                By:____________________________________________
                                (Authorized Signer)

                                Paul W. Bridge Jr., CFO
                                _______________________________________________
                                (Print Name and Title)

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